UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   ☒                             Filed by a party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

TRIBUNE PUBLISHING COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid: $

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

This Schedule 14A filing consists of the following communications relating to the proposed acquisition of Tribune Publishing Company (the “Company” or “Tribune”), by  Tribune Enterprises, LLC (“Parent” or “Acquiror”), pursuant to the terms of an Agreement and Plan of Merger, dated February 16, 2021, as it may be amended from time to time, by and among the Company, Parent and Tribune Merger Sub, Inc., and Delaware corporation and wholly owned subsidiary of Parent:

Letter from Terry Jiminez, Chief Executive Officer, to Company employees.

The item listed above was first used or made available on April 20, 2021.

Subject: Update from Terry Jimenez

Dear Colleagues,

Today the Company confirmed receipt of a letter dated April 17, 2021, from Stewart Bainum in which he communicated that Hansjörg Wyss has informed him that he will no longer provide the level of equity commitment indicated in the revised, non-binding proposal from Newslight, LLC dated April 1, 2021. You can read the full text of Mr. Bainum’s letter in the attached press release.

In light of Mr. Bainum’s letter, the special committee has determined that the Newslight proposal would no longer reasonably be expected to lead to a “Superior Proposal,” as defined in Tribune’s merger agreement with Alden. As such, Tribune is no longer permitted to engage in discussions and negotiations with or provide diligence information to Newslight and its principals in connection with their proposal, and accordingly Tribune has terminated discussions with Newslight.

The merger agreement with Alden remains in full force and effect. The special committee, in consultation with its legal and financial advisors, will carefully consider any further developments in order to determine the course of action that is in the best interest of Tribune and its stockholders.

We will continue to keep you informed when there are updates during this process. On behalf of the entire leadership team, thank you for your continued commitment to informing our communities and serving our clients.

Best,

Terry Jimenez
Chief Executive Officer
Tribune Publishing

Important Information For Investors And Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed transaction between Tribune and Acquiror. In connection with this proposed transaction, Tribune filed a Schedule 13e-3 transaction statement and a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on March 23, 2021, an amendment to the Schedule 13e-3 transaction statement and an amendment to the preliminary proxy statement with the SEC on April 14, 2021, and an amendment to the Schedule 13e-3 transaction statement and a definitive proxy statement with the SEC on April 20, 2021. This communication is not a substitute for any proxy statement or other document Tribune has filed or may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF TRIBUNE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement is first being mailed to stockholders of Tribune on or about April 20, 2021. Investors and security holders will be able to obtain other documents (if and when available) filed with the SEC by Tribune through the website maintained by the SEC at http://www.sec.gov. Copies of the definitive proxy statement and other documents (if and when available) filed with the SEC by Tribune can be obtained free of charge on Tribune’s internet website at https://investor.tribpub.com or by contacting Tribune’s primary investor relation’s contact by email at abullis@tribpub.com or by phone at 312-222-2102.

Participants in Solicitation

Tribune, Acquiror, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Tribune is set forth in its Annual Report on Form 10-K for the fiscal year ended December 27, 2020, which was filed with the SEC on March 11, 2021, its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 7, 2020, certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports filed on Form 8-K.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive proxy statement and will be contained in other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

This communication includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements involve many risks and uncertainties about Tribune and Acquiror that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, failure to obtain the required vote of the Company’s stockholders; the timing to consummate the proposed transaction; the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Tribune; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Tribune to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers. These forward-looking statements speak only as of the date of this communication, and Tribune expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Tribune’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Tribune, including the most recent Forms 10-K and 10-Q for additional information about Tribune and about the risks and uncertainties related to the business of Tribune which may affect the statements made in this presentation.